UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2006

CINERGY CORP.

THE CINCINNATI GAS & ELECTRIC COMPANY d/b/a
DUKE ENERGY OHIO, INC.

PSI ENERGY, INC. d/b/a
DUKE ENERGY INDIANA, INC.
 (Exact Name of Registrant as Specified in its Charter)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-11377	CINERGY CORP. (A Delaware Corporation) 139 East Fourth Street Cincinnati, Ohio 45202 (513) 421-9500	31-1385023

1-1232	THE CINCINNATI GAS & ELECTRIC COMPANY (An Ohio Corporation) 139 East Fourth Street Cincinnati, Ohio 45202 (513) 421-9500	31-0240030

1-3543	PSI ENERGY, INC. (An Indiana Corporation) 1000 East Main Street Plainfield, Indiana 46168 (513) 421-9500	35-0594457

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 29, 2006, Cinergy Corp. and its wholly-owned subsidiaries, The Cincinnati Gas & Electric Company (d/b/a Duke Energy Ohio, Inc.), PSI Energy Inc. (d/b/a Duke Energy Indiana, Inc.) and The Union Light, Heat and Power Company (d/b/a Duke Energy Kentucky, Inc.), entered into a $2,000,000,000 Amended and Restated Credit Agreement among the registrant, such subsidiaries, the banks listed therein, Barclays Bank PLC, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Syndication Agent, pursuant to which the terms and conditions of the existing $2,000,000,000 facility were generally conformed to those of other Duke Energy Corporation syndicated facilities, and the term was extended to June 29, 2011. Under the facility, the borrowing limits for Duke Energy Ohio, Inc., Duke Energy Indiana, Inc. and Duke Energy Kentucky, Inc. are $500,000,000, $500,000,000 and $100,000,000, respectively.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CINERGY CORP.

Date: July 6, 2006	By:	/s/ Steven K.Young
	Name:	Steven K. Young
	Title:	Chief Financial Officer and Controller

THE CINCINNATI GAS & ELECTRIC COMPANY

Date: July 6, 2006	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Assistant Secretary

PSI ENERGY, INC.

Date: July 6, 2006	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Assistant Secretary